                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Summit Bank Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             SUMMIT BANK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 2001


         The Annual Meeting of Shareholders of Summit Bank Corporation (the "Company") will be held at the Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway, N.E. Atlanta, Georgia 30346, on the 5th day of May 2001, at 10:00 a.m. (Atlanta time) for the following purposes:

         1.       To elect six members to the Board of Directors;

         2. To consider such other matters as properly may come before the meeting or any adjournment of the meeting.

        Only holders of record of the Company's common stock at the close of business on March 15, 2001 will be entitled to notice of and to vote at the meeting. The stock transfer books will remain open.

        A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date, and return the proxy promptly to the Company in the enclosed reply envelope. This will assist us in preparing for the meeting.

        All shareholders are cordially invited to attend the meeting.

                                      By Order of the Board of Directors:



                                     /s/ Gary K. McClung
                                     ------------------------------------------
                                     Gary K. McClung
                                     Secretary


--------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

                             SUMMIT BANK CORPORATION
                           4360 CHAMBLEE-DUNWOODY ROAD
                             ATLANTA, GEORGIA 30341

                                                                  MARCH 26, 2001
                                 PROXY STATEMENT


                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 5, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Bank Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Saturday, May 5, 2001, at 10:00 a.m. (Atlanta time), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at the Atlanta Marriott Perimeter Center, 246 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," and in accordance with the best judgment of the proxy holder on any other matters which may come before the meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. All written notices of revocation or other communications relating to proxies or the meeting should be delivered to the Company at its principal executive office, 4360 Chamblee Dunwoody Road, Atlanta, Georgia 30341, Attention: Gary McClung, Secretary. The telephone number for the office is (770)454-0400.

The Company has fixed March 15, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 1,976,033 shares of common stock of the Company, $.01 par value per share, held by approximately 341 shareholders of record. Each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock represented at the meeting, in person or by proxy, will constitute a quorum.

Directors are elected by a plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, will not be included in vote totals and will not be considered in determining the outcome of the vote.

All other matters that may properly come before the meeting require the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the meeting.

This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 1, 2001. An Annual Report to Shareholders, including a letter to shareholders from the Chairman of the Board of the Company, the Company's audited consolidated financial statements, and Management's Discussion and Analysis of Financial Condition and Results of Operations, accompanies this Proxy Statement.

                              ELECTION OF DIRECTORS

Article Fourteen of the Company's Amended and Restated Articles of Incorporation provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. Article Fourteen also provides that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board will expire at each Annual Meeting of Shareholders and each director serves a three-year term. The current Class I directors are Aaron I. Alembik, Jack N. Halpern, Sion Nyen (Francis) Lai, Shih Chien (Raymond) Lo, W. Clayton Sparrow, Jr., and Pin Pin Chau. The current Class II directors are Peter M. Cohen, Donald R. Harkleroad, Daniel T. Huang, Shafik H. Ladha, Paul C. Y. Chu, Howard H. L. Tai, and P. Carl Unger. The current Class III directors are Gerald L. Allison, Jose I. Gonzalez, James S. Lai, Nack Y. Paek, Carl L. Patrick, Jr., and David Yu. The terms of the class III directors expire this year. Those current Class III directors who have been nominated for re-election are listed below.

The table below sets forth certain information about the nominees, including the class of directors for which the nominee is being nominated, the nominee's age, his position with the Company and his position with the Company's principal operating subsidiary, The Summit National Bank (the "Bank"). The persons named in the accompanying proxy intend to vote for the election of the nominees identified below to serve for a three-year term, expiring at the 2004 Annual Meeting of Shareholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election in his or her stead of such other person as management may recommend.

                            DIRECTOR                            POSITION WITH           POSITION WITH
         NAME                CLASS           AGE                 THE COMPANY              THE BANK
         ----               --------         ---                -------------           -------------
Gerald L. Allison             III             63                Director                Director

Jose I. Gonzalez              III             46                Director                Director

James S. Lai                  III             63                Chairman of the         Vice Chairman of the
                                                                Board of Directors      Board of Directors

Nack Y. Paek                  III             59                Director                Director

Carl L. Patrick, Jr.          III             54                Director                Director

David Yu                      III             50                Director/President      Chairman of the
                                                                                        Board of Directors

Gerald L. Allison, became a director of the Company in April 1989, and also served as Vice Chairman of the Board of Directors of the Company from February 1990 to May 1992 and from April 1998 to April 2000. He is the Chairman of the Company's Compensation Committee and is a member of the Asset-Liability and Nominating Committees. Mr. Allison is the CEO and Chairman of AJC International, Inc., a major Atlanta-based export and import trading company for food and agricultural products. Mr. Allison obtained his B.A. in Economics from Northern Illinois University and has been a resident of Atlanta since 1967.

Jose Ignacio Gonzalez has been a director of the Company since April 1998 and is a member of the Company's Loan Committee. Mr. Gonzalez is a founding partner for PanAmerican Logistics, LLC, a third party total logistics provider for the cut-flower industry. He is the President and CEO of PanAmerican Logistics, LLC and Perishables Group International JV, LLC. Mr. Gonzalez is the former southeast agent for ACES Airlines of Columbia. In 1992, he founded Arcoffee Corporation, an importer/wholesaler of premium coffee brands, and served as its President and CEO until 1997. Prior to 1992, Mr. Gonzalez served as the first Executive Director of the Atlanta Hispanic Chamber of

Commerce. Mr. Gonzalez received his Bachelor of Science degree in Management from Purdue University and his Masters in Business Administration from Mercer University. He currently serves on the national board of the United States Hispanic Chamber of Commerce. Mr Gonzalez has served as the Chairman of the Dekalb Chamber of Commerce and the Atlanta Hispanic Chamber of Commerce. He also served on the executive committee and board of the metro Atlanta Chamber of Commerce and was a former member of the Best Practices Committee of the United Way of Metropolitan Atlanta.

James S. Lai, Ph.D., Chairman of the Board of Directors since April 1998, has been a director of the Company since its inception in July 1987. He is currently a member of the Company's Compensation, Credit Risk Management, Loan, and Nominating Committees. Dr. Lai is a Professor of Civil Engineering at the Georgia Institute of Technology. He has served as Vice Chairman of the Bank since April 1996. He has taught at the Georgia Institute of Technology since 1975. Dr. Lai is the sole owner of Pavtec Engineering Technology, Inc. which specializes in engineering consulting. Dr. Lai was elected President of the Association of Chinese Scholars in the Southeastern United States in 1985. Dr. Lai received his Ph.D. from Brown University in 1967.

Nack Y. Paek, a director of the Company since its inception in July 1987, served as Chairman of the Board from May 1992 to April 1994. He currently serves as Chairman of the Company's Audit Committee and is also a member of the Asset-Liability, Credit Risk Management and Nominating Committees. He is President of Government Loan Service Corp. which specializes in originating and servicing SBA loans. Mr. Paek obtained a B.S. degree from Seoul National University and an M.B.A. from Northern Illinois University. His business experience includes management positions with Korea Explosive Manufacturing Co., Seoul, and Continental Insurance Co., Atlanta, where he was Director of Regional Auditing. From 1980 to 1990, Mr. Paek was sole owner of the local accounting firm of Nack Y. Paek, P.C. with its clientele being predominantly members of the Asian immigrant communities. Mr. Paek is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants.

Carl L. Patrick, Jr. has been a director since the inception of the Company in July 1987 and is also currently a member of the Company's Compensation, Audit, Loan, and Nominating Committees. He served as Chairman of the Board of Directors of the Company from February 1990 to May 1992. Mr. Patrick is a lawyer and a certified public accountant (CPA) with degrees from Duke University, Georgia State University and the University of Georgia School of Law. As a CPA with Arthur Andersen & Co. and with Arthur Young & Co. for an aggregate of approximately ten years, Mr. Patrick had extensive exposure to the accounting and tax aspects of real estate, banking, small business, and international transactions. Mr. Patrick is a member of the American and Georgia Bar Associations. He is a director and principal shareholder of Carmike Cinemas, Inc. and Co-Chairman of PGL Entertainment Corporation, a local motion picture production company in Atlanta.

David Yu is the founder and organizer of Summit Bank Corporation and The Summit National Bank. He served as President and CEO of the Company until December 1989, at which time he was elected Chairman of the Board of Directors of the Bank. Before organizing Summit Bank Corporation and The Summit National Bank, Mr. Yu worked for The Citizens and Southern National Bank and First National Bank of Atlanta. Mr. Yu is founder and Chairman of the Board of the Chinese Community Center and a member of the Chinese American Lions Club of Atlanta. Mr. Yu serves on the Board of the Atlanta Chamber of Commerce, Zoo Atlanta, Arts and Business Council, Latin American Association, and Leadership Atlanta. Mr. Yu also serves on the Georgia Human Relations Commission and Atlanta Sister Cities Commission. Mr. Yu received his MBA degree in International Business from Georgia State University and his BS degree in Business Administration from Virginia Commonwealth University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

The following persons are directors in the classes with terms expiring in 2002 and 2003.

CLASS I DIRECTORS - TERM EXPIRES IN 2002:

Aaron I. Alembik, 70, a director of the Company since its inception in July 1987, is a former partner in the Atlanta law firm of Alembik and Alembik. He is a member of the Company's Compensation and Loan Committees. Since 1958, he has been active in the practice of real estate, business and corporate law. Mr. Alembik retired from his law practice in 1998. Mr. Alembik is also involved in the ownership, management and operation of numerous real estate ventures. Mr. Alembik, who was born in France, is a naturalized U.S. citizen, and has been a resident of Atlanta since 1957. Mr. Alembik is a graduate of the School of Foreign Service, Georgetown University and the National Law Center of George Washington University. Mr. Alembik is a member of the Georgia and Virginia Bar Associations, the Atlanta Lawyers Club, and the Southern Center for International Studies.

Jack N. Halpern, 51, has been a director of the Company since its inception in July 1987. Mr. Halpern is the President of Halpern Enterprises, Inc., an Atlanta-based owner, operator and manager of various commercial real estate ventures. His companies currently control in excess of three million square feet of retail space in the Atlanta area. In his capacity as a principal of Halpern Enterprises, Inc., Mr. Halpern has assisted numerous Asian and Hispanic immigrants in the establishment of retail businesses in the Atlanta area. Mr. Halpern holds degrees from Harvard University and the University of Georgia Law School. He is active in various civic organizations, including the International Village Cultural and Community Center and the Jewish Federation of greater Atlanta.

Sion Nyen (Francis) Lai, 46, a director of the Company since December 1987 and currently a member of the Company's Compensation Committee, has been President and principal shareholder of Fulton Beverage Center, Inc. since 1984. Prior to 1984, Mr. Lai worked with Hock Hua Bank Berhad in Sabah, Malaysia. Mr. Lai earned an Associates Degree from New York State University, and B.A. in Economics and M.B.A. degrees from Mercer University in Atlanta.

Shih Chien (Raymond) Lo, 56, a director of the Company since December 1987, is the President and principal shareholder of Lo Brothers Associates, an exporter of American hardwood and forest products. Prior to that, Mr. Lo was employed by Roberts and Company, architects, and by Portman and Associates. Mr. Lo earned a Masters Degree in Architecture from the Georgia Institute of Technology.

W. Clayton Sparrow, Jr., 54, a director of the Company since its inception in July 1987 and currently a member of the Company's Compensation, Credit Risk Management and Nominating Committees, also served as Chairman of the Board from April 1994 through April 1996. He is a partner in the national law firm of Seyfarth Shaw. Mr. Sparrow's corporate and business law practice includes the general counsel representation of domestic and multinational sales and manufacturing businesses. His professional activities include membership in the American and International Bar Associations, the State Bar of Georgia, and past Chairman of the International Transactions Section and Director of the Atlanta Bar Association. Mr. Sparrow is a graduate of the Georgia Institute of Technology (BS Physics), Georgia State University (MBA Finance) and the University of Georgia Law School. He is a past President of the Georgia State University Alumni Association, and has held Director and officer positions with the Dekalb Chamber of Commerce, the Japan-American Society, the Korea U.S. Chamber of Commerce and the Georgia Tech Alumni Association. He retired from the Naval Reserve in the rank of Captain.

Pin Pin Chau, 61, has served as CEO of the Company since May 1999. She has been President and Chief Executive Officer of the Bank since joining the Company in February 1993. Prior to Summit, Ms. Chau was President and CEO of the United Orient Bank, a Manhattan based community bank serving New York's Chinese community. Her experience at United Orient Bank included Chief Operating Officer from 1988 to 1989 and Chief Lending Officer from 1987 to 1988. She began her banking career in 1970 with National Westminster Bank, USA (now Fleet) where she remained until 1987. Her experience included, at various times, commercial lending, branch management, international lending and marketing for Asia, and international trade finance. Ms. Chau serves on the board of Atlanta College of Art, Consumer Credit Counseling Corporation, and Business Georgia. She also serves on the Carter Center Board of Councilors. In 1999 she was appointed by Governor Barnes to the Board of the Georgia Department of Industry, Trade and Tourism where she serves on the Executive Committee. A naturalized U.S. citizen, Ms. Chau is a native of Hong Kong and holds a B.A. degree from Coe College and an M.A. degree from Yale University. She is a graduate of the Stonier Graduate School of Banking and has completed graduate courses in accounting from New York University Graduate School of Business.

CLASS II DIRECTORS - TERM EXPIRES IN 2003:

Peter M. Cohen, 53, has been a director of the Company since its inception in July 1987, and served as Vice Chairman of the Board of Directors and Secretary of the Company from December 1987 until February 1990. Since 1984, Mr. Cohen has been President of Trident Corporate Services Inc., a member of the Trident Trust Group, which provides international corporate, trust & mutual fund administration services to foreign and U.S. clients. He is also the President of Trident Trust Company (V.I.) Limited, located in St. Thomas, U.S. Virgin Islands, which provides trust and management services to U.S. exporters including various Fortune 500 companies.

Mr. Cohen has practiced as an attorney both abroad and in the U.S. He was associated with the Atlanta-based office of the Wildman, Harrold, Allen, Dixon & Branch law firm from 1980 until 1984 and is a member of the Atlanta, Georgia, American and International Bar Associations. Mr. Cohen also has been a member of the adjunct faculty of Emory Law School in the areas of international law and international tax. Mr. Cohen, who is a naturalized citizen, holds degrees from Rhodes University, the University of Stellenbosch Law School and University College, University of London.

Donald R. Harkleroad, 57, a director of the Company since its inception in July 1987, is a partner of Duane, Morris and Hecksher, LLP, a full service international law firm with offices throughout the United States and Europe. Mr. Harkleroad is also president of The Bristol Company, a diversified investment and management holding company with interests in food, technology, and natural resources. Mr. Harkleroad is a graduate of the University of Georgia, and of New York University School of Law, where he was Editor-in-Chief of The Journal of International Law & Politics and is a Weinfeld Associate. Mr. Harkleroad is past Chairman of the International Law Section and of the Corporation and Banking Law Section of the State Bar of Georgia, as well as Chairman of the Taxation Committee of the American Bar Association's Business Law Section. He is a director of the Society of International Business Fellows and a member of the World Economic Forum.

Daniel T. Huang, 51, a director of the Company since April 1994, is President of Polyarn Corporation of Norcross, Georgia. Polyarn manufactures nylon monofilament replacement line for distribution to Central and South America and Europe in addition to the United States. Prior to establishing the United States operations of Polyarn in 1992, Mr. Huang served as General Manager for Polyarn in Taiwan. Prior to 1992, Mr. Huang served as manager of export and import operation for M/S San Yuan Industries, Ltd., of Taiwan.

Shafik H. Ladha, 54, has been a director of the Company since February 1988 and served as Vice Chairman of the Company from April 1994 to April 1996. Mr. Ladha is Chairman of the Company's Credit Risk Management Committee. Mr. Ladha is the Chairman/CEO of Ladha Holdings, Inc., a closely held business, and its subsidiaries, including Inventory Management Technologies, which is engaged in the design, manufacturing and distribution of software controlled inventory management equipment for health care and other industries, and the Petroleum Group, LLC. Mr. Ladha has served for four years as Chairman of the Aga Khan Foundation, USA National Committee (which is part of the global Aga Khan Development Network). He also served on the Board of Governors of the International Club of Atlanta.

Paul C.Y. Chu, 50, a director of the Company since May 1993, is the Chairman of the Novax Group of computer software development companies. Novax was organized to provide financial management software such as accounting and point of sale for specific vertical market applicators. Trained as an attorney at law and certified public accountant, Mr. Chu spent three years from 1976 to 1979 with Ernst & Young as an auditor and tax consultant. From 1980 to 1983, he worked for Amerex Trading Co. as President in charge of its Taiwan operation. From 1983 to 1987 he served as chief of investments for the Ministry of Economic Affairs of Taiwan responsible for attracting foreign investments. Mr. Chu received his Juris Doctor degree from Pace University Law School and his MBA in finance from Columbia University Business School. He graduated from Soochaw University in Taiwan with a B.A. in Economics.

Howard H. L. Tai, 69, a director of the Company since its inception in July 1987, served as Executive Vice President of the Company from October 1987 until September 1988. Mr. Tai has been an Atlanta-based real estate investor since 1981. Mr. Tai is a graduate of the College of Law of the National University of Taiwan and holds a master of law degree from Waseda University of Tokyo, Japan. His prior business experience includes serving as Executive Vice President of Shin-kong Synthetic Fibers Corporation located in Taiwan, the Republic of China.

P. Carl Unger, Ph. D., 73, Vice Chairman of the Board of Directors since April 2000, has been a director of the Company since its inception in July 1987. He also served as Chairman of the Company from April 1996 to April 1998. Dr. Unger is Chairman of the Company's Nominating Committee and is also a member of the Audit and Credit Risk Management Committees. Dr. Unger has been self-employed since 1985 as a consultant specializing in the field of human resources with clients in Europe, Australia, Canada and the United States. From 1978 to 1985, he was employed by the Campbell Soup Company. Dr. Unger was educated at Cheshunt College Cambridge, Liverpool University and Columbia Pacific University. He is a member of the Royal Society of Health, the Institute of Marketing, the British Marketing Association, the American Marketing Association, and is an Incorporated Business Counsellor (UK).

OTHER EXECUTIVE OFFICERS OF THE COMPANY:

H.A. Dudley, Jr., 52, has served as Executive Vice President and Senior Lending Officer of the Bank since joining the Bank in January 1991 and was elected Executive Vice President of the Company in April 1995. Prior to joining the Bank, Mr. Dudley was a Vice President of Wachovia Bank, N.A. where he served from 1983 to 1991 as a District Manager in the Atlanta Retail Bank. From 1977 to 1983, Mr. Dudley was a Vice President and Branch Coordinator of the Trust Company Bank of Columbus, Columbus, Georgia. Active in various community organizations, Mr. Dudley previously has served on the Board of Directors of the Sandy Springs Chamber of Commerce and the Rotary Club of Dunwoody. Mr. Dudley received his B.S. in Business Administration from Auburn University.

Gary K. McClung, 45, has served as Executive Vice President, Chief Financial Officer and Secretary of the Company, and as Executive Vice President and Chief Financial Officer of the Bank since joining the Bank in April 1992. Prior to joining the Company, Mr. McClung served as the Senior Vice President/Chief Financial Officer of Fidelity National Bank and Fidelity National Corporation, its parent holding company, in Decatur, Georgia from 1986 to 1992. Mr. McClung also served as the Controller/Corporate Secretary of Fidelity National Bank from 1983 to 1986. Mr. McClung received his B.S. in Business Administration/Accounting from West Virginia State College and is a graduate of the Graduate School of Banking at Louisiana State University.

                           RELATED PARTY TRANSACTIONS

Certain officers and directors of the Company and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, have deposit accounts with the Bank and may have other transactions with the Company or the Bank, including loans, in the ordinary course of business. In the opinion of the Board of Directors of the Company, the terms of all of the transactions with such persons and entities were no less favorable to the Company and the Bank than terms available in comparable transactions from others, and such terms were as favorable as terms that could have been obtained in arms length transactions with independent third parties. The Company and the Bank expect to have such transactions or similar terms with their directors, executive officers and their affiliates in the future. All commitments, loans or other extensions of credit made by the Bank or the Company to officers, directors, and principal shareholders of the Company and to affiliates of such persons have been made in the ordinary course of business on terms, including interest rates and collateral, deemed by the Bank or the Company to be substantially the same as those prevailing at the time for comparable transactions with independent third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of loans outstanding by the Bank to the Company's directors, executive officers, and their affiliates as of December 31, 2000 was approximately $2,000, or less than 1% of the Company's consolidated shareholders' equity on that date.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish the Company copies of all Section 16(a) reports they file. One Form 4, disclosing a transaction by Mr. David Yu in July 2000, was not disclosed timely. Apart from the foregoing, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2000, all of the Company's directors, executive officers and beneficial owners of over 10% of the Company's outstanding common stock filed all required forms on time.

                          BOARD COMMITTEES AND MEETINGS

The Company has an Audit Committee of the Board of Directors consisting of Nack
Y. Paek (Chairman), Carl Patrick, and P. Carl Unger. This Committee reviews significant audit, accounting, and other principles, policies and practices, the activities of independent auditors and of the Company's internal auditor, and the conclusions and recommendations of auditors and the reports of regulatory examiners upon completion of their respective audits and examinations.

The Company has a Nominating Committee, consisting of P. Carl Unger (Chairman), Nack Y. Paek, Carl L. Patrick, Jr., W. Clayton Sparrow, Jr., Gerald Allison, and James Lai. The Company's By-Laws provide that shareholders wishing to nominate directors for election may do so by sending a written notice to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nominees shall be mailed or delivered to the President of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain, to the extent known to the shareholder, (1) the name and address of each proposed nominee, (2) the principal occupation of each proposed nominee, (3) the total number of shares of capital stock of the Company that will be voted for each proposed nominee, (4) the name and residence address of the notifying shareholder. Nominations not made in accordance with this procedure may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote teller may disregard all votes cast for each such nominee.

The Company's Compensation Committee consists of Gerald L. Allison (Chairman), Francis Lai, James Lai, Aaron Alembik, Carl L. Patrick, Jr., and W. Clayton Sparrow, Jr. This Committee reviews the compensation of the Chief Executive Officer and senior officers of the Company and the Bank.

In 2000, the Board of Directors of the Company met five times, the Board of Directors of the Bank met twelve times, the Audit Committee met fourteen times, the Nominating Committee met one time, and the Compensation Committee met six times. During 2000, each director, except Messrs. Chu, and Halpern, attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which he or she served.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the Company's December 31, 2000 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

This concludes the report of the Audit Committee.

Nack Y. Paek, Chairman        Carl L. Patrick, Jr.            P. Carl Unger

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                              DIRECTOR COMPENSATION

During 2000, each non-employee director received an attendance fee of $500 for each meeting of the Board of Directors of the Company and the Board of Directors of the Bank, as well as a fee of $100 for each Loan Committee, Credit Risk Management, Asset-Liability, or Audit Committee meeting attended. A director who is an employee of the Company or the Bank receives no fees or other compensation for serving as a director, or as a member of a Board Committee, from either the Company or the Bank. Pursuant to this compensation arrangement, total fees of $35,500 were paid to Company directors, and total fees of $77,000 were paid to Bank directors in 2000.

                             EXECUTIVE COMPENSATION

The following table shows the cash compensation paid by the Company during the years ended December 31, 2000, 1999, and 1998, to the Company's Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 in combined salary and bonus during the year ended December 31, 2000. We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL
                                                               COMPENSATION
                                                      ---------------------------------
                            NAME AND
                        PRINCIPAL COMPANY                                                        ALL OTHER
                        OR BANK POSITION              YEAR         SALARY         BONUS        COMPENSATION
                  ------------------------------------------------------------------------------------------
                  PIN PIN CHAU                        2000        $156,630      $192,082         $8,316(1)
                  Chief Executive Officer of          1999         144,630            --          8,016(1)
                  the Company; President and          1998         137,940        64,400          7,821(1)
                  Chief
                    Executive Officer of the Bank
                  DAVID YU                            2000         132,120        96,041          3,303(2)
                  President of the Company;           1999         120,120            --          3,003(2)
                    Chairman of the Bank              1998         114,660        32,200          2,844(2)

                  GARY K. MCCLUNG                     2000         111,000        96,041          2,775(2)
                  Executive Vice President and        1999          99,000            --          2,475(2)
                    Chief Financial Officer           1998          94,500        32,200          1,219(2)
                    of the Company and the Bank

                  H.A. DUDLEY, JR.                    2000         107,700        96,041          2,693(2)
                  Executive Vice President            1999          95,700            --          2,393(2)
                    of the Company and the Bank       1998          91,350        36,200          2,266(2)
                  ==========================================================================================

                  (1) Consists of $4,400 in life insurance premiums paid by the Company each year and 401k contributions paid by the Company of $3,916, $3,616, and $3,421 in 2000, 1999 and 1998,
                  respectively.

                  (2) Consists of 401k contributions paid by the Company

                               STOCK OPTION GRANTs

There were no stock options or stock appreciation rights granted to any executive officer listed in the Summary Compensation Table during the year ended December 31, 2000.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the executive officers listed in the Summary Compensation Table concerning options exercised and unexercised options held as of the end of 2000.

                           2000 YEAR-END OPTION VALUES

                                SHARES                                                 VALUE OF UNEXERCISED
                               ACQUIRED                   NUMBER OF SECURITIES            IN-THE-MONEY
                                  ON                     UNDERLYING UNEXERCISED          OPTIONS AT 2000
                               --------      VALUE      OPTIONS AT 2000 YEAR END            YEAR END(2)
        NAME                   EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE
        ----                   --------    --------   ----------------------------   -------------------------
        Pin Pin Chau              --         $--                 9,600/0                        0/0

        David Yu                  --          --                 4,800/0                        0/0

        Gary K. McClung           --          --                 4,800/0                        0/0

        H.A. Dudley, Jr.          --          --                 4,800/0                        0/0

(1)      Adjusted for a 20% stock dividend paid on February 16, 2001.
(2) Based on the quoted market value per share of the Company's common stock on December 31, 2000 of $16.50 per share, the options were not in-the-money. The exercise price on all unexercised options is $16.75.

                              SEVERANCE AGREEMENTs

The Company has severance agreements with each of the four executive officers of the Bank. The agreements generally provide that in the event of involuntary termination or a change in the executive's position or compensation resulting from a change in the control of the Company due to a merger, consolidation or reorganization, each executive would be entitled to receive an amount equal to 100% of the executive's annual base salary. These agreements have continuing three year terms.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee consists of Gerald L. Allison (Chairman), Dr. James S. Lai, Aaron I. Alembik, Carl L. Patrick, Jr., W. Clayton Sparrow, Jr., and Sion Nyen (Francis) Lai. No member of the Compensation Committee has served as an executive officer of the Company, and no executive officer of the Company has served as a director or member of the Compensation Committee of any other entity of which a member of our Compensation Committee has served as an executive officer.

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION

Under rules established by the Securities and Exchange Commission, a company must provide certain data and information regarding the compensation and benefits provided to its five most highly compensated executive officers, but no disclosure is required for any executive officer, other than the Chief Executive Officer, whose total annual salary and bonus does not exceed $100,000. The disclosure requirements for the executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The Compensation Committee of the Company has prepared the following report for inclusion in this Proxy Statement in response to such requirements.

The Company's Compensation Committee either approves or recommends to the Bank's Board of Directors payment amounts and award levels for executive officers of the Bank. The report reflects the

Company's compensation philosophy as endorsed by the Bank's and Company's Board of Directors and the Company's Compensation Committee, and actions taken by the Company for the reporting periods shown in the compensation tables supporting the report.

                          COMPENSATION COMMITTEE REPORT

GENERAL

The Compensation Committee of the Company is composed of six independent, non-employee directors who have no "interlocking" relationships as defined by applicable regulations. The Compensation Committee fully supports the Company's philosophy that the relationship between pay and individual performance is the cornerstone of the salary administration program, and that the reward of consistent, superior performance is equally important to the control of salary expense in the management of the Company's operating overhead. Pay for performance relating to executive officer compensation in these areas is based not only on individual performance and contributions but also on total Company performance relative to profitability and shareholder interests. The Compensation Committee makes recommendations to the Bank's Board of Directors:
(1) to ensure that a competitive and fair total compensation package is provided to the directors, officers and employees in order to recruit and retain quality personnel, (2) to ensure that written performance evaluations are made not less frequently than annually, and (3) periodically to review and revise salary ranges and total compensation programs for directors, officers and employees using information provided by current surveys of peer group market salaries for specific jobs.

BASE SALARY AND INCREASES

The Company's general philosophy is to provide base pay competitive with other banks and bank holding companies of similar size in the Southeast. In establishing executive officer salaries and increases, the Compensation Committee considers individual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer of the Bank and approved by the Compensation Committee using performance results documented and measured annually through a formal evaluation process. Information regarding salaries paid by other financial institutions is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

ANNUAL CASH INCENTIVES

The Company utilizes cash incentives to better align pay with individual and Company performance. Funding for the Cash Incentive Plan depends on the Company's first attaining defined performance thresholds for return on average equity, asset growth and net income growth. These performance thresholds promote a group effort by all key managers. Once these thresholds are attained, the Compensation Committee, based in part upon recommendations from the Bank's chief executive officer, may approve awards to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. This philosophy, when fully implemented, will better control overall expenses associated with future performance. Market information regarding salaries will be used to establish competitive rewards that are adequate to motivate strong individual performance during the year.

LONG-TERM INCENTIVES

The Company's shareholders approved the 1998 Employee Incentive Stock Option Plan at the annual shareholders' meeting on April 25, 1998. The Board of Directors has reserved 200,000 shares of Company common stock for issuance pursuant to awards that may be made under the Stock Plan, subject to adjustment as provided in the Stock Plan. In 2000, the Compensation Committee did not issue stock options to any executives.

EMPLOYMENT AND SEVERANCE CONTRACTS

The Company presently has no employment contracts with any officer or employee of the Company or any subsidiary. The Company has severance agreements with each of the four executive officers of the Company. The agreements basically provide that in the event of involuntary termination or a change in the executive's position or compensation resulting from a change in the control of the Company due to a merger, consolidation or reorganization, each executive would be entitled to receive an amount equal to 100% of the executive's base salary. These agreements have continuing three-year terms.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Company's Compensation Committee formally reviews the compensation paid to the chief executive officer of the Company and of the Bank each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. Information from Proxy Statement surveys is used in formulating recommendations regarding changes in the chief executive officers' compensation to ensure his or her total compensation is comparable with industry peers. Final approval is made by the Bank's Board of Directors.

After review of market information, specific accomplishments and the financial performance of the Company, the Committee approved an increase, effective beginning January 1, 2000, of $12,000 to the base salary of the Chief Executive Officer of the Company and the Bank.

$1 MILLION DEDUCTION LIMIT

At this time, the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(m) of the Internal Revenue Code of 1986. As a result, the Committee has not established a policy regarding this limit.

SUMMARY

In summary, the Company's overall executive compensation program is designed to reward managers for superior individual, Company and share value performance. The executive compensation program incorporates a shareholder point of view in several different ways. The Compensation Committee monitors the various program guidelines and may adjust these as it deems appropriate. The Compensation Committee believes that the compensation of the Company's officers and employees, including the executive officers, is reasonable and competitive with compensation paid by other financial institutions of similar size and financial performance. The Company's total personnel expense (which includes base salaries, cash bonuses, 401(k) matching contributions, health care coverage and all other benefits) as a percentage of average assets was 1.97% for the year ended December 31, 2000.

This concludes the report of the Compensation Committee.

Gerald L. Allison (Chairman)
W. Clayton Sparrow Jr.
James S. Lai, Ph.D.
Carl L. Patrick, Jr.
Aaron I. Alembik
Sion Nyen (Francis) Lai

                                PERFORMANCE GRAPH

The following line graph compares the cumulative, total return of the Company's common stock from December 31, 1995 to December 31, 2000, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market), and with that of the SNL Bank Index, provided by SNL Securities, LP, for our peer group (an average of all banks in the Southeast with assets more than $250 million but less than $500 million). Cumulative, total return represents the change in stock price and the amount of dividends received over the indicated period assuming the reinvestment of dividends.

                                    [GRAPH]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2001, the number of shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of the outstanding shares of common stock, by each director and executive officer of the Company, and by all of the directors and executive officers of the Company as a group. Except where otherwise indicated, each individual has sole voting and investment power over the common stock listed by his or her name.

                                               Number of Shares                          Percent of Class
Beneficial Owner                              Beneficially Owned (1)                   Beneficially Owned
----------------------------------------------------------------------------------------------------------
James S. Lai                                        24,000                                         1.20%
Gerald L. Allison                                   10,322                                          .51
Pin Pin Chau                                        27,900    (2)                                  1.39
David Yu                                            65,902    (3)                                  3.29
Aaron I. Alembik                                    29,976    (4)                                  1.50
Peter M. Cohen                                      18,651                                          .93
Paul C.Y. Chu                                      157,425    (5)                                  7.85
H.A. Dudley, Jr.                                    12,000    (6)                                   .60
Jose I. Gonzalez                                       240                                          .01
Jack N. Halpern                                     48,000    (7)                                  2.39
Donald R. Harkleroad                                32,160    (8)                                  1.60
Daniel T. Huang                                    156,120    (9)                                  7.79
Shafik H. Ladha                                     24,000   (10)                                  1.20
Sion Nyen (Francis) Lai                             21,000   (11)                                  1.05
Shih Chien (Raymond) Lo                              3,249                                          .16
Gary K. McClung                                      7,320   (12)                                   .37
Nack Y. Paek                                         9,720                                          .48
Carl L. Patrick, Jr.                                46,788   (13)                                  2.33
W. Clayton Sparrow, Jr.                             15,164                                          .76
Howard H.L. Tai                                     18,000                                          .90
P. Carl Unger                                       36,147                                         1.80

All directors and executive
  officers as a group (21 people)                  764,084   (14)                                 38.11%

(1) Based on 2,004,833 shares outstanding as of March 15, 2001, and in the case of beneficial owners who hold options for shares exercisable within 60 days of March 15, 2001, includes as outstanding the number of shares subject to such options. Information relating to beneficial ownership of common stock by directors is based upon information furnished by each person and upon "beneficial ownership" concepts set forth in rules under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest.

(2) Includes 17,100 shares held by Ms. Chau and her husband and 10,800 shares subject to options received under the Company's Stock Incentive Plan.

(3) Represents 51,022 shares held by Mr. Yu and his wife, 8,880 shares held by his children, and 6,000 shares subject to options received under the Company's Stock Incentive Plan.

(4) Includes 7,656 shares held by Mr. Alembik's wife and 2,400 shares in a trust for which Mr. Alembik and his wife have voting power.

(5) Includes 114,000 shares held by May Foong Corporation of which Mr. Chu is President. Mr. Chu's address is 23 Northdale Road, White Plains, New York.

(6) Includes 6,000 shares subject to options received under The Company's Stock Incentive Plan.

(7) Includes 30,000 shares held by Halpern Enterprises of which Mr. Halpern is President.

(8) Includes 30,600 shares held by Bristol Summit Company and 1,440 shares held by The Bristol Company, as to both of which Mr. Harkleroad is President.

(9) Represents shares held by Mr. Huang, his wife and various family members. Mr. Huang's address is 5500 Chelson Wood Drive, Duluth, Georgia.

(10) Represents shares held by Ladha Holdings Inc. of which Mr. Ladha is President.

(11) Includes 12,000 shares held by U.S. Pacific Investment Group of which Mr. Lai is President.

(12) Includes 6,000 shares subject to options received under the Company's Stock Incentive Plan.

(13) Includes 240 shares held by Mr. Patrick's wife and 354 shares held by his child.

(14) Includes 24,000 shares subject to stock options received under the Company's Key Employee Stock Option Plan exercisable within 60 days.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the fiscal year ended December 31, 2000. The Board of Directors has not selected a company to act as its independent certified public accountants for the current year, but no change is anticipated. The Board of Directors will make this decision later in the year. Representatives of KPMG LLP are expected to be present at the Shareholders' Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The aggregate fees billed by KPMG LLP for professional services for the audit of the Company's consolidated financial statements as of and for the year ending December 31, 2000, for the quarterly reviews of the consolidated financial statements included in the Company's Form's 10Q's filed in 2000 and review and preparation of the Company's quarterly tax estimates and annual tax return are as follows:

AUDIT FEES

In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2000 were approximately $77,900. This figure is based on an estimate provided by our accountants, KPMG LLP, and included fees for services that were billed to the Company in fiscal year 2001 in connection with the 2000 fiscal year audit.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2000.

OTHER FEES

During fiscal year 2000, the Company was billed $10,000 by its principal accountants for services not described above. These "other fees" were for tax services.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company's principal accountants.

                                  OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the meeting, the persons named in the enclosed proxy intend to vote on such matters in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Shareholder proposals submitted for consideration at the next annual meeting of Shareholders must be received by the Company no later than December 31, 2001, to be included in the 2002 proxy materials. A shareholder must notify the Company before March 15, 2002 of a proposal for the 2002 Annual Meeting which the shareholder intends to present other than by inclusion in the Company's proxy material. If the Company does not receive such notice prior to March 15, 2002, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

                                OTHER INFORMATION

                            PROXY SOLICITATION COSTS

The Company will pay the cost of soliciting proxies for the 2001 Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, the Company will contact brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock. These holders, after inquiry by the Company, will provide information concerning the quantities of proxy materials and 2000 Annual Reports they need to supply these items to beneficial owners; and the Company will reimburse them for the reasonable expense of mailing proxy materials and 2000 Annual Reports to such persons.

                           *ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL FURNISH TO ITS SHAREHOLDERS WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOLD BE MADE TO SUMMIT BANK CORPORATION, 4360 CHAMBLEE DUNWOODY ROAD, ATLANTA, GEORGIA, 30341,
ATTENTION: GARY MCCLUNG, SECRETARY.

                                     By Order of the Board of Directors,

                                     /s/ Gary K. McClung
                                     --------------------------------
                                     Gary K. McClung
                                     Secretary

March 26, 2001

                                                                      APPENDIX A

                            THE SUMMIT NATIONAL BANK




                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


I.       CONTINUOUS ACTIVITIES - GENERAL


         A. Provide an open avenue of communication between the independent auditor, internal auditor and the Board of Directors.

         B. Meet monthly or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

         C. Confirm and assure the independence of the independent auditor and the objectivity of the internal auditor.

         D. Review with the independent auditor and the internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources

         E. Inquire of management, the independent auditor, and the internal auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation and related entities.

         F. Consider and review with the independent auditor and the internal auditor:

                  1. The adequacy of the Corporation and related entities' internal controls including computerized information system controls and security.

                  2. Related findings and recommendations of the independent auditor and internal auditor together with management's responses.

         G. Consider and review with management, the internal auditor and the independent auditor:

                  1. Significant findings during the year, including the Status of Previous Recommendations.

                  2. Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

                  3. Any changes required in the planned scope of the Internal Audit Plan.

                  4.       The Internal Audit Charter, budget and staffing

         H. Meet periodically with the independent auditor, the internal auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

         I. Report periodically to the Board of Directors on significant results of the foregoing activities.

         J. Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.


II.      CONTINUOUS ACTIVITIES - RE: REPORTING SPECIFIC POLICIES


         A. Advise financial management and the independent auditor they are expected to provide a timely analysis of significant current financial reporting issues and practices.

         B. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosures practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

         C. Inquire as to the auditor's independent qualitative judgements about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Corporation.

         D. Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

         E. Determine, as regards new transactions or events, the auditor's reasoning for the appropriateness of the accounting and disclosure practices adopted by management.

         F. Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

         G. Inquire as to the auditor's views about how the Corporation's choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Corporation.


III.     SCHEDULED ACTIVITIES


         A. Recommend the selection of the independent auditor for approval by the Board of Directors and approval of compensation of the independent auditor, and review and approve the discharge of the independent auditor.

         B. Consider, in consultation with the independent auditor and the internal auditor, the audit scope and plan of the independent auditor and the internal auditor.

         C. Review with management and the independent auditor the results of annual audits and related comments in consultation with senior management and other committees as deemed appropriate including:

                  1. The independent auditor's audit of the Corporation's and related entities' annual financial statements, accompanying footnotes and its report thereon.

                  2. Any significant changes required in the independent auditor's audit plans.

                  3. Any difficulties or disputes with management encountered during the course of the audit.

                  4. Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

         D. Review the results of the annual audits of member reimbursements, director and officers' expense accounts and management perquisites prepared by Internal Audit and the independent auditor respectively.

         E. Review annually with the independent auditor and the internal auditor the results of the monitoring of compliance with the Corporation's Code of Conduct.

         F. Describe in the Corporation's Annual Report the Committee's composition and responsibilities, and how they were discharged.

         G. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend the appointment of the auditor.

         H. Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

         I.       Review and update the Committee's Charter annually


IV.      "WHEN NECESSARY" ACTIVITIES


         A. Review and concur in the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

         B. Review and approve requests for any management consulting engagement to be performed by the corporation's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         C. Review periodically with general counsel legal and regulatory matters that may have a material impact on the Corporation's and related entities' financial statements, compliance policies and programs.

         D. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

                                      PROXY

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUMMIT BANK CORPORATION (THE "COMPANY") FOR THE ANNUAL MEETING (THE "MEETING") OF THE SHAREHOLDERS OF THE COMPANY TO BE HELD AT THE ATLANTA MARRIOTT PERIMETER CENTER, 246 PERIMETER CENTER PARKWAY, N.E. ATLANTA, GEORGIA 30346, ON THE 5TH DAY OF MAY 2001, AT 10:00 A.M. (ATLANTA TIME).

         The undersigned hereby appoints Pin Pin Chau and David Yu, or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Summit Bank Corporation which the undersigned may be entitled to vote at the Meeting and at all adjournments thereof.

         All Proxies will be voted in accordance with the instructions contained in the Proxies. If no choice is specified, Proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed on the reverse side and in accordance with the best judgment of the Proxy holder on any other matters which may properly come before the Meeting.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 5, 2001. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                SEE REVERSE SIDE

I.  ELECTION OF DIRECTORS

          [  ] FOR all nominees      [  ] WITHHOLD AUTHORITY                  INSTRUCTION:  To withhold authority to vote for
          listed below               to vote for all nominees listed below    any nominee, write that nominee's name below:

Gerald L. Allison          Jose I. Gonzalez          James S. Lai
Nack Y. Paek               Carl L. Patrick, Jr.      David Yu
                                                                               ----------------------------------------------


IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

   IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL I.



-------------------------------     -------------------------------------------
   Print Name of Shareholder                     Signature of Shareholder

                                    Important: Please sign this proxy exactly as your name(s) appear(s) hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full name.

                                             Dated:______________________, 2001

                                                  BE SURE TO DATE THIS PROXY



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